UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of principal executive offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2024, on March 19, 2024, Allarity Therapeutics, Inc. (the “Company”), entered into an At-The-Market Issuance Sales Agreement (the “Agreement”) with Ascendiant Capital Markets, LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent, shares (the “Placement Shares”) of the Company’s common stock.

On May 17, 2024, the parties to the Agreement entered into a First Comprehensive Amendment to the Agreement (the “Amendment”). The amount of the Placement Shares that may be sold under and pursuant to the terms of the Amendment was increased to $30 million.

The foregoing descriptions of the Amendment are qualified in their entirety by reference to the full text of such Amendment, a copy of which is attached hereto as Exhibits 10.1, and is incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure.

On May 20, 2024, the Company, issued a press release announcing that it had received formal written notice from The Nasdaq Stock Market, LLC, confirming that the Company has regained compliance with the minimum stockholders’ equity requirement as set forth in Listing Rule 5550(b)(1).

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Comprehensive Amendment to At-The-Market Issuance Sales Agreement, dated May 17, 2024
99.1	Press Release, dated May 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer

Dated: May 21, 2024

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